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                                                                   EXHIBIT 10.55


                         AMENDED AND RESTATED TERM NOTE

Nashville, Tennessee                                               $9,999,945.00
November 3, 2000

         WHEREAS, TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Borrower"), executed that certain Term Note in the original principal amount of $15,000,000 dated June 30, 1998 payable to the order of SUNTRUST BANK, successor-in-interest to SunTrust Bank, Nashville, N.A., a Georgia state banking corporation (the "Lender") (as amended to date, the "Original Note");

         WHEREAS, Borrower and Lender desire to amend and restate the Original Note as follows:

         NOW, THEREFORE,

         FOR VALUE RECEIVED, the "Borrower promises and agrees to pay to the order of the Lender, at its offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of up to Nine Million Nine Hundred Ninety-Nine Thousand Nine Hundred Forty-Five and no/100 Dollars ($9,999,945) together with interest from the date hereof on the unpaid principal balance outstanding, from time to time hereon computed, at the Adjusted Eurodollar Rate, as such term is defined in that certain Amended and Restated Loan Agreement executed by and between Borrower and Lender dated November 3, 2000 (the "Loan Agreement"), or at such other rate as set forth in and determined in accordance with the Loan Agreement, be it the Base Rate or the Default Rate, as such terms are defined in the Loan Agreement.

         This Note is executed in connection with the Loan Agreement. All capitalized terms not defined herein shall have such meaning as set forth in the Loan Agreement.

         This Note shall be payable as follows: (a) commencing on the first Business Day of December, 2000 and on the first Business Day of each consecutive month thereafter through and including October 3, 2003, the Borrower shall pay to Lender a principal amount equal to $178,527.00, plus all accrued interest, and (b) on November 5, 2003 (the "Maturity Date"), this Note shall mature, and the Borrower shall pay to Lender an amount equal to all accrued interest and all outstanding principal. All payments of principal and interest to the Lender shall be in immediately available funds.

         This Note may not be prepaid in whole or in part except in accordance with the terms of the Loan Agreement.

         Notwithstanding any provision to the contrary, it is the intent of the Lender, the Borrower, and all parties liable on this Note, that neither the Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged, or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event the Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of
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interest, the holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         Upon the occurrence and continuation of an Event of Default under the Loan Agreement, principal and unpaid interest shall bear interest at the Default Rate. In case of suit, or if this obligation is placed in an attorney's hands for collection or to protect the Lender's rights or security under this agreement, the undersigned Borrower will pay all costs of collection and litigation, including a reasonable attorney's fee.

         Subject to any applicable notice and cure periods contained in the Loan Agreement, upon the occurrence of an Event of Default as defined in the Loan Agreement, the Lender may declare all principal and interest outstanding hereunder to be due, payable and collectible then or thereafter, without notice, as the holder may elect, regardless of the date of maturity. The holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right or waiver being a continuing one.

         The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

         This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

         This Note may not be changed or terminated without the prior written approval of the Lender and the Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

         This Note amends and restates the Original Note and does not constitute a novation or release of the Original Note or the indebtedness evidenced thereby.

         Executed as of the 3rd day of November, 2000.

                                  BORROWER:

                                  TRACTOR SUPPLY COMPANY



                                  By: /s/ Calvin B. Massmann
                                      -----------------------------------------

                                  Title: Sr. Vice President-CFO and Treasurer
                                         --------------------------------------


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